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Exhibit 23.1
Consent of Independent Accountants

                                SUSA Partnership, L.P.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Registration Statements of SUSA Partnership, L.P. on Forms S-3 (File Nos. 333-44641-01, 333-21991-01 and 333-03344-01) and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

Memphis, Tennessee,
March 29, 2002.

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Exhibit 23.2
Consent of Independent Accountants

                             SUSA Partnership, L.P.

                       Consent of Independent Accountants

We consent to the incorporation by reference into the Registration Statements of SUSA Partnerships, L.P. on Forms S-3 (File Nos. 333-44641-01, 333-21991-01 and 333-03344-01) of our report dated January 31, 2001 relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

PricewaterhouseCoopers LLP

Memphis, Tennessee
March 29, 2002